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                                                                 Exhibit 5.1

                         [Bryan Cave LLP letterhead]

March 23, 2004

Board of Directors
Gardner Denver, Inc.
1800 Gardner Expressway
Quincy, Illinois 62305

Ladies and Gentlemen:

     We have acted as special counsel to Gardner Denver, Inc. (the "Company"). We are furnishing this letter in connection with the Company's filing of a registration statement on Form S-3 (File No. 333-109086) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of $150,000,000 of debt securities, preferred stock, common stock and warrants of the Company, as well as the prospectus supplement dated March 23, 2004 and accompanying prospectus dated September 29, 2003 filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus") covering an aggregate of 3,450,000 shares of common stock, par value $.01 per share (the "Common Shares"), including up to 450,000 shares which may be sold at the underwriters' option.

     In connection therewith, we have examined:

         (1)   the Registration Statement;

         (2)   the Prospectus;

         (3) the certificate of incorporation, as amended, as currently in effect;

         (4)   the amended and restated bylaws as currently in effect;
               and

         (5) the Underwriting Agreement, dated March 23, 2004, between Bear Stearns & Co. Inc., as representative of several underwriters, and the Company (the "Agreement").

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Agreement and certificates and statements of appropriate representatives of the Company.

     In connection herewith, we have assumed, other than with respect to the Company as a party thereto, that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly


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organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

     Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Common Shares to be issued pursuant to the Agreement have been duly authorized for issuance and upon the issuance and delivery of the Common Shares and the receipt by the Company of all consideration therefor in accordance with the terms of the Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

     In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report of the Company on Form 8-K and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                                     Very truly yours

                                                     /s/ Bryan Cave LLP